UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2002

Genetronics Biomedical Corporation

(Exact name of registrant as specified in charter)

Delaware	0-29608	33-0969592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11199 Sorrento Valley Road, San Diego California	92121-1334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 597-6006

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

On May 23, 2002, Genetronics Biomedical Corporation issued two press releases related to the planned private placement of special warrants. The first group of special warrants were sold at a price of $0.42 per special warrant, yielding gross proceeds of $3,300,000. The second group of special warrants are to be sold at a price of $0.47 per share and shall yield gross proceeds of $900,000. Exhibits 99.1 and 99.2 are the press releases issued to announce the sale of the special warrants.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press release issued May 23, 2002
99.2	Press release issued May 23, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genetronics Biomedical Corporation

By:	/s/ Avtar Dhillon

Date: May 23, 2002	Avtar Dhillon, Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued May 23, 2002
99.2	Press release issued May 23, 2002